Exhibit 10.5.2

AMENDMENT NO. 1 TO

REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”), is made as of March 23, 2018, between MaxQ AI Ltd. (f/k/a MedyMatch Technology Ltd.), a company incorporated under the laws of the State of Israel (the “Company”), and Exigent Total Return Master Fund Ltd., a Cayman Islands limited liability company, Executives Holdings LP, a Delaware limited partnership, Lightbulb Partners LP, a Delaware limited partnership, Eugene Saragnese, and Reuven Raz (collectively the “Investors”).

WHEREAS, the Company and the Investors entered into that Certain Registration Rights Agreement (the “RRA”), dated December 29, 2017; and

WHEREAS, the Company and Investors constitute the required majority to amend the terms of the RRA in accordance with the terms thereof; and

WHEREAS, the Investors have entered into those certain lock-up agreement letters, dated December 29, 2017, addressed to the Company and to South Florida Biotech Ventures LLC and Palladium Capital Advisors LLC (the “Lock-up Agreements”); and

WHEREAS, the Company and Investors wish to amend certain provisions of the RRA, and obtain a waiver with respect to a certain matter related to the Lock-up Agreements, as more thoroughly described herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto hereby agree as follows:

1.	Amendment to the RRA.

1.1.	The first paragraph of Section 2.01 of the RRA shall be amended as follows (additions are bold and underlined and deletions are struck through):

“Section 2.01. Demand Registration. (a) If at any time following ~~180 days after~~ the completion of the Initial Public Offering, subject to the terms of any “lock-up” agreement entered into with one or more underwriters (unless waived by such underwriter(s)) and the Private Placement Lock-Up Agreement (unless waived in accordance with the terms thereof), the Company shall receive a request (each such request shall be referred to herein as a “Demand Registration”) from a Shareholder or group of Shareholders (the requesting Shareholder(s) shall be referred to herein as the “Requesting Shareholder”), holding at least thirty five percent (35%) of the Registrable Securities then outstanding, that the Company effect the registration under the Securities Act (i) for the first Public Offering of the Company to be effected pursuant to this Section 2.01 after the completion of the Initial Public Offering (the “Follow-On Offering”), of at least twenty percent (20%) of the Requesting Shareholder’s Registrable Securities then outstanding (or any lesser percentage if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5,000,000), or (ii) after the completion of the Follow-On Offering, of all or any portion of the Requesting Shareholder’s Registrable Securities and, in each case, specifying the intended method of disposition thereof, then the Company shall as promptly as practicable following the date of receipt by the Company of such request give notice of such Demand Registration within ten (10) days after receipt of such Demand Registration to the other Shareholders, if any, and thereupon shall (i) as soon as practicable, and in any event within forty five (45) days after the date the Demand Registration is given by the Requesting Shareholder, provided that if the Demand Registration is given prior to 180 days after the Initial Public Offering, not before 180 days after the Initial Public Offering, file a registration statement under the Securities Act, and (ii) use its commercially reasonable efforts to effect, as soon as practicable and in any event within one hundred twenty (120) days after the date the Demand Registration is given by the Requesting Shareholder, provided that if the Demand Registration is given prior to 180 days after the Initial Public Offering, the aforesaid one hundred twenty (120) days shall be counted commencing 180 days after the Initial Public Offering less the number of days up to 45 by which the giving of the Demand Registration precedes such 180th day, the effectiveness of the registration statement, in each case covering:”

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2.	Lock-Up Agreements Waiver

2.1.	The Company and each of South Florida Biotech Ventures LLC and Palladium Capital Advisors LLC hereby waive the Investors commitment under the Lock-Up Agreements not to make any demand for, or exercise any right with respect to the registration under the Securities Act or any other law, rule or regulation of any of the Investors shares or any security convertible into or exercisable or exchangeable for Investors shares before a date that is after the closing of the Qualified Offering (as defined in that certain Securities Purchase Agreement between the Company and the Purchasers identified therein, dated December 29, 2017) and before 180 days after the closing of the Qualified Offering.

3.	Miscellaneous.

3.1.	Shareholder Approval. The parties hereby agree that the entrance into effect of this Amendment shall be subject to the approval of the shareholders of the Company.

3.2.	Entire Agreement. This Amendment together with the RRA and all exhibits and ancillaries hereto and thereto, constitute the full and entire agreement, covenants, promises and understandings between the parties hereto with respect to the subject matter hereof, and supersede any and all prior agreements, understandings, promises and representations made by all or some of the parties (or by either party to the other), written or oral, concerning the subject matter hereof and the terms applicable hereto. In the event of inconsistency between the terms of this Amendment and the RRA, the terms of this Amendment shall prevail.

3.3.	Counterparts This Amendment may be executed by multiple counterparts (including facsimile counterparts), each of which shall be original as against the party whose signature appears thereon, but all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

MAXQ AI Ltd.

/s/ Michael Rosenberg
By: Michael Rosenberg
Its: Chief Financial Officer

INVESTORS:

EXIGENT TOTAL RETURN MASTER FUND LTD.	EXECUTIVES HOLDINGS L.P.

/s/ Eric Davis	/s/ Eric Davis
By:	By:
Its:	Its:

LIGHTBULB PARTNERS L.P.

/s/ Eric Davis
By:
Its:

EUGENE SARAGNESE	REUVEN RAZ

/s/ Eugene Saragnese	/s/ Reuven Raz

ACKNOWLEDGED AND AGREED:

South Florida Biotech Ventures LLC

/s/ Mark Grossman
By: Mark Grossman
Its: Managing Member

Palladium Capital Advisors LLC

/s/ Joel Padowitz
By: Joel Padowitz
Its: Chief Executive Officer

[MaxQ AI Ltd. / Signature Page to Amendment to Registration Rights Agreement]

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